Exhibit 99.1

News Release

Trustmark Corporation Announces First Quarter 2026 Financial Results

Performance reflects Continued Loan and Deposit Growth, Stable Credit Quality,

Expanded Fee Income, and Disciplined Noninterest Expense Management

JACKSON, Miss. – April 28, 2026 – Trustmark Corporation (NASDAQGS:TRMK) reported net income of $56.1 million in the first quarter of 2026, representing diluted earnings per share of $0.95. Trustmark’s performance during the first quarter produced a return on average tangible equity of 12.58% and a return on average assets of 1.20%. The Board of Directors declared a quarterly cash dividend of $0.25 per share payable June 15, 2026, to shareholders of record on June 1, 2026.

First Quarter Highlights

•
Loans held for investment (HFI) increased 1.5% linked-quarter and represented 88.3% of total deposits at March 31, 2026
•
Credit quality remained stable, net charge-offs represented 0.04% of average loans
•
Deposits expanded to $15.7 billion while the cost of total deposits declined 9 basis points linked-quarter to 1.63%
•
Noninterest income increased 2.7% linked-quarter, reflecting in part growth in mortgage banking revenue
•
Noninterest expense was unchanged linked-quarter, reflecting on-going expense management priorities

Duane A. Dewey, President and CEO, stated, “We continued to build upon the strong momentum from our record earnings in 2025 and are pleased with our strong performance in the first quarter of 2026. Our results reflect continued loan growth, stable credit quality, and an attractive core deposit base. In addition, we experienced continued growth in noninterest income while noninterest expense remained unchanged, reflecting our continued focus on expense management. Our associates have done a tremendous job of serving customers, building relationships, and demonstrating the value Trustmark can provide as a trusted financial partner.”

Balance Sheet Management

•
Loans HFI increased $203.7 million, or 1.5%, during the quarter and $636.5 million, or 4.8%, year-over-year
•
Deposits expanded $212.7 million, or 1.4%, linked-quarter and $631.8 million, or 4.2%, year-over-year
•
Maintained strong capital position with CET1 ratio of 11.70% and total risk-based capital ratio of 14.37%
•
Repurchased $19.8 million, or approximately 477 thousand shares, of common stock during the first quarter of 2026

Loans HFI totaled $13.9 billion at March 31, 2026, reflecting an increase of $203.7 million, or 1.5%, linked-quarter and $636.5 million, or 4.8%, year-over-year. The linked-quarter growth primarily reflected increases in commercial and industrial loans, construction, land development and other land loans, and other loans and leases offset in part by declines in other real estate secured loans and nonfarm, nonresidential loans. Trustmark’s loan portfolio remains well-diversified by loan type and geography.

Deposits totaled $15.7 billion at March 31, 2026, an increase of $212.7 million, or 1.4%, from the prior quarter, driven by seasonal increases in public deposits. Year-over-year, deposits expanded $631.8 million, or 4.2%, driven by growth in personal and commercial deposits. Trustmark continues to maintain a strong liquidity position as loans HFI represented 88.3% of total deposits at the end of the first quarter. Noninterest-bearing deposits represented 19.7% of total deposits at March 31, 2026. Interest-bearing deposit costs totaled 2.02% for the first quarter, a decrease of 14 basis points linked-quarter, while the cost of total deposits was 1.63%, a decrease of 9 basis points from the prior quarter.

During the first quarter, Trustmark repurchased $19.8 million, or approximately 477 thousand common shares, which represented 0.8% of shares outstanding at year end 2025. As previously announced, Trustmark’s Board of Directors authorized a stock repurchase program effective January 1, 2026, under which $100.0 million of Trustmark’s outstanding shares may be acquired through December 31, 2026. The repurchase program, which is subject to market conditions and management discretion, will continue to be implemented through open market repurchases or privately negotiated transactions. At March 31, 2026, Trustmark’s tangible equity to tangible assets ratio was 9.62%, while the total risk-based capital ratio was 14.37%. Tangible book value per share was $30.58 at March 31, 2026, an increase of 1.0% from the prior quarter and 10.1% from the prior year.

Credit Quality

•
Net charge-offs totaled $1.3 million, representing 0.04% of average loans in the first quarter
•
Net provision for credit losses was $2.7 million in the first quarter
•
Allowance for credit losses (ACL) represented 1.16% of loans HFI and 200.69% of nonaccrual loans, excluding individually analyzed loans at March 31, 2026

Nonaccrual loans totaled $96.7 million at March 31, 2026, up $12.3 million from the prior quarter primarily attributable to one commercial credit and $10.1 million year-over-year. Other real estate totaled $7.3 million, reflecting an increase of $359 thousand from the prior quarter and a decline of $1.0 million from the prior year. Collectively, nonperforming assets totaled $104.0 million, representing 0.73% of loans HFI and held for sale (HFS) at March 31, 2026.

The provision for credit losses for loans HFI was $4.7 million in the first quarter and was primarily attributable to loan growth, credit migration, and adjustments to the qualitative factors partially offset by changes in the macroeconomic forecast. The provision for credit losses for off-balance sheet credit exposures was a negative $1.9 million in the first quarter, primarily driven by a decrease in unfunded commitments and changes in the macroeconomic forecast partially offset by credit migration. Collectively, the provision for credit losses totaled $2.7 million in the first quarter compared to $1.2 million in the prior quarter and $5.3 million in the first quarter of 2025.

Allocation of Trustmark’s $160.4 million ACL on loans HFI represented 0.88% of commercial loans and 2.09% of consumer and home mortgage loans, resulting in an ACL to total loans HFI of 1.16% at March 31, 2026. Management believes the level of the ACL is commensurate with the credit losses currently expected in the loan portfolio.

Revenue Generation

•
Net interest income (FTE) totaled $163.5 million in the first quarter, down 1.4% linked-quarter
•
Net interest margin totaled 3.81% in the first quarter, unchanged from the prior quarter
•
Noninterest income totaled $42.3 million, up 2.7% from the prior quarter, representing 20.9% of total revenue in the first quarter

Revenue in the first quarter totaled $202.9 million, a seasonal decrease of 0.6% from the prior quarter and an increase of 4.2% from the same quarter in the prior year. The linked-quarter decrease primarily reflects lower net interest income offset in part by higher noninterest income while the year-over-year increase is attributed to higher net interest income.

Net interest income (FTE) in the first quarter totaled $163.5 million, resulting in a net interest margin of 3.81%, unchanged from the prior quarter. The stable net interest margin reflected the linked-quarter decrease in the yield for the loans HFI and HFS portfolio which was offset by the increase in the yield on the securities portfolio and the decrease in the costs of interest-bearing liabilities.

Noninterest income in the first quarter totaled $42.3 million, an increase of $1.1 million, or 2.7%, from the prior quarter and a decrease of $239 thousand, or 0.6%, year-over-year. The linked-quarter increases in other, net and mortgage banking, net were offset in part by lower wealth management revenue and seasonal declines in bank card and other fees and service charges on deposit accounts.

Wealth management revenue in the first quarter totaled $10.4 million, a decrease of $740 thousand, or 6.6%, from the prior quarter and an increase of $850 thousand, or 8.9%, year-over-year. The linked-quarter decline reflected reduced brokerage revenue offset in part by increased trust and investment management revenue. The year-over-year growth reflected increased trust management revenue and brokerage revenue.

Mortgage loan production in the first quarter totaled $375.1 million, down 4.6% from the prior quarter and up 17.7% year-over-year. Mortgage banking revenue totaled $8.9 million in the first quarter, an increase of $1.4 million, or 18.7%, linked-quarter and $163 thousand, or 1.9%, year-over-year. The linked-quarter increase was principally attributable to reduced servicing asset amortization and improvement in net hedge ineffectiveness.

Service charges on deposit accounts totaled $10.7 million in the first quarter, reflecting a seasonal decrease of $530 thousand, or 4.7%, from the prior quarter. Bank card and other fees totaled $8.0 million in the first quarter, down $658 thousand from the prior quarter due principally to a seasonal decline in interchange income as well as a decline in miscellaneous other bank fees. Year-over-year, bank card and other fees increased $324 thousand, reflecting increased customer derivative revenue offset in part by lower miscellaneous other bank fees.

Other, net totaled $4.4 million in the first quarter, an increase of $1.6 million from the prior quarter primarily attributable to higher partnership investment revenue. Year-over-year other, net declined $1.6 million due to a gain on the sale of a bank office facility of $2.4 million in the first quarter of 2025 offset in part by increased partnership investment revenue.

Noninterest Expense

•
Noninterest expense totaled $132.2 million, unchanged from the prior quarter
•
Salaries and employee benefits expense declined $837 thousand, or 1.1%, linked-quarter
•
Total services and fees increased $575 thousand, or 2.1%, linked-quarter

Noninterest expense in the first quarter totaled $132.2 million, unchanged from the prior quarter and an increase of $8.1 million, or 6.6%, year-over-year. Salaries and employee benefits expense totaled $74.2 million in the first quarter, a decline of $837 thousand, or 1.1%, linked-quarter and an increase of $5.8 million, or 8.4%, year-over-year. The linked-quarter decline reflected reductions in incentives and commissions which were offset in part by increased employee benefits expense and a seasonal increase in payroll taxes.

Services and fees in the first quarter totaled $27.9 million, an increase of $575 thousand, or 2.1%, from the prior quarter and $1.7 million, or 6.5%, year-over-year. The linked-quarter increase is attributable principally to data processing, communications, and advertising expense offset in part by reduced outsourcing and professional fees. Total other expense was $15.1 million, an increase of $138 thousand, or 0.9%, linked-quarter and a decrease of $430 thousand, or 2.8%, year-over-year. The linked-quarter increase is attributable to other miscellaneous expense offset in part by lower other real estate expense, net and loan expense.

Additional Information

As previously announced, Trustmark will conduct a conference call with analysts on Wednesday, April 29, 2026, at 8:30 a.m. Central Time to discuss the Corporation’s financial results. Interested parties may listen to the conference call by dialing (877) 317-3051 or by clicking on the link provided under the Investor Relations section of our website at www.trustmark.com. A replay of the conference call will also be available through Wednesday, May 13, 2026, in archived format at the same web address or by calling (855) 669-9658, passcode 8841534.

Trustmark is a financial services company providing banking and financial solutions through offices in Alabama, Florida, Georgia, Mississippi, Tennessee and Texas.

Forward-Looking Statements

Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “may,” “hope,” “will,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “seek,” “continue,” “could,” “would,” “future” or the negative of those terms or other words of similar meaning. You should read statements that contain these words carefully because they discuss our future expectations or state other “forward-looking” information. These forward-looking statements include, but are not limited to, statements relating to anticipated future operating and financial performance measures, including net interest margin, credit quality, business initiatives, growth opportunities and growth rates, among other things, and encompass any estimate, prediction, expectation, projection, opinion, anticipation, outlook or statement of belief included therein as well as the management assumptions underlying these forward-looking statements. You should be aware that the occurrence of the events described under the caption “Risk Factors” in Trustmark’s filings with the Securities and Exchange Commission (SEC) could have an adverse effect on our business, results of operations and financial condition. Should one or more of these risks materialize, or should any such underlying assumptions prove to be significantly different, actual results may vary significantly from those anticipated, estimated, projected or expected.

Risks that could cause actual results to differ materially from current expectations of Management include, but are not limited to, actions by the Board of Governors of the Federal Reserve System (FRB) that impact the level of market interest rates, local, state, national and international economic and market conditions, conditions in the housing and real estate markets in the regions in which Trustmark operates, conditions and changes, including volatility, in the credit and financial markets, changes in the level of nonperforming assets and charge-offs, an increase in unemployment levels, a slowdown in economic growth, changes in our ability to measure the fair value of assets in our portfolio, changes in the level and/or volatility of market interest rates, the impacts related to or resulting from bank failures and other economic and industry volatility, including potential increased regulatory requirements, the demand for the products and services we offer, potential unexpected adverse outcomes in pending litigation matters, our ability to attract and retain noninterest-bearing deposits and other low-cost funds, competition in loan and deposit pricing, as well as the entry of new competitors into our markets through de novo expansion and acquisitions, changes in accounting standards and practices, including changes in the interpretation of existing standards, that affect our consolidated financial statements, changes in consumer spending, borrowings and savings habits, technological changes, changes in the financial performance or condition of our borrowers, greater than expected costs or difficulties related to the integration of acquisitions or new products and lines of business, cyber-attacks and other breaches which could affect our information system security, natural disasters, environmental disasters, pandemics or other health crises, acts of war or terrorism, potential market or regulatory effects of the current United States presidential administration’s policies, changes to the credit rating of U.S. Government securities and other risks described in our filings with the SEC.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Except as required by law, we undertake no obligation to update or revise any of this information, whether as the result of new information, future events or developments or otherwise.

Trustmark Investor Contacts:	Trustmark Media Contact:
Thomas C. Owens	Melanie A. Morgan
Treasurer and	Executive Vice President
Principal Financial Officer	601-208-2979
601-208-7853

F. Joseph Rein, Jr.

Executive Vice President

601-208-6898

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
QUARTERLY AVERAGE BALANCES	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Securities available for sale	$1,853,316	$1,815,943	$1,726,291	$37,373	2.1%	$127,025	7.4%
Securities held to maturity	1,185,975	1,236,827	1,325,185	(50,852)	-4.1%	(139,210)	-10.5%
Total securities	3,039,291	3,052,770	3,051,476	(13,479)	-0.4%	(12,185)	-0.4%
Loans held for sale (LHFS) (1)	279,444	229,697	183,001	49,747	21.7%	96,443	52.7%
Loans held for investment (LHFI) (1)	13,739,423	13,632,256	13,137,275	107,167	0.8%	602,148	4.6%
Other earning assets	369,002	369,748	365,505	(746)	-0.2%	3,497	1.0%
Total earning assets	17,427,160	17,284,471	16,737,257	142,689	0.8%	689,903	4.1%
Allowance for credit losses (ACL), LHFI	(156,485)	(161,147)	(159,893)	4,662	2.9%	3,408	2.1%
Other assets	1,648,249	1,609,123	1,624,581	39,126	2.4%	23,668	1.5%
Total assets	$18,918,924	$18,732,447	$18,201,945	$186,477	1.0%	$716,979	3.9%

Interest-bearing demand deposits	$8,088,668	$8,000,614	$7,789,239	$88,054	1.1%	$299,429	3.8%
Savings deposits	976,267	963,759	993,232	12,508	1.3%	(16,965)	-1.7%
Time deposits	3,498,295	3,447,188	3,160,134	51,107	1.5%	338,161	10.7%
Total interest-bearing deposits	12,563,230	12,411,561	11,942,605	151,669	1.2%	620,625	5.2%
Fed funds purchased and repurchases	429,778	402,772	405,189	27,006	6.7%	24,589	6.1%
Other borrowings	280,608	178,487	344,040	102,121	57.2%	(63,432)	-18.4%
Subordinated notes	171,998	160,786	123,721	11,212	7.0%	48,277	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
Total interest-bearing liabilities	13,507,470	13,215,462	12,877,411	292,008	2.2%	630,059	4.9%
Noninterest-bearing deposits	3,032,730	3,185,575	3,055,333	(152,845)	-4.8%	(22,603)	-0.7%
Other liabilities	235,292	204,636	277,647	30,656	15.0%	(42,355)	-15.3%
Total liabilities	16,775,492	16,605,673	16,210,391	169,819	1.0%	565,101	3.5%
Shareholders' equity	2,143,432	2,126,774	1,991,554	16,658	0.8%	151,878	7.6%
Total liabilities and equity	$18,918,924	$18,732,447	$18,201,945	$186,477	1.0%	$716,979	3.9%

(1) During the first quarter of 2026, Trustmark reported the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

				Linked Quarter		Year over Year
PERIOD END BALANCES	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Cash and due from banks	$526,593	$668,007	$587,362	$(141,414)	-21.2%	$(60,769)	-10.3%
Securities available for sale	1,913,835	1,876,830	1,737,462	37,005	2.0%	176,373	10.2%
Securities held to maturity	1,159,676	1,207,454	1,315,053	(47,778)	-4.0%	(155,377)	-11.8%
LHFS	291,122	278,789	188,689	12,333	4.4%	102,433	54.3%
LHFI	13,877,971	13,674,233	13,241,469	203,738	1.5%	636,502	4.8%
ACL LHFI	(160,431)	(157,071)	(167,010)	(3,360)	-2.1%	6,579	3.9%
Net LHFI	13,717,540	13,517,162	13,074,459	200,378	1.5%	643,081	4.9%
Premises and equipment, net	227,134	225,658	231,202	1,476	0.7%	(4,068)	-1.8%
Mortgage servicing rights	136,796	131,289	134,395	5,507	4.2%	2,401	1.8%
Goodwill	334,605	334,605	334,605	—	0.0%	—	0.0%
Other real estate	7,316	6,957	8,348	359	5.2%	(1,032)	-12.4%
Operating lease right-of-use assets	32,702	32,152	33,861	550	1.7%	(1,159)	-3.4%
Other assets	640,005	646,308	650,767	(6,303)	-1.0%	(10,762)	-1.7%
Total assets	$18,987,324	$18,925,211	$18,296,203	$62,113	0.3%	$691,121	3.8%

Deposits:
Noninterest-bearing	$3,095,696	$3,036,504	$3,069,929	$59,192	1.9%	$25,767	0.8%
Interest-bearing	12,616,812	12,463,280	12,010,775	153,532	1.2%	606,037	5.0%
Total deposits	15,712,508	15,499,784	15,080,704	212,724	1.4%	631,804	4.2%
Fed funds purchased and repurchases	385,000	445,000	360,080	(60,000)	-13.5%	24,920	6.9%
Other borrowings	292,532	364,762	404,815	(72,230)	-19.8%	(112,283)	-27.7%
Subordinated notes	172,042	171,966	123,757	76	0.0%	48,285	39.0%
Junior subordinated debt securities	61,856	61,856	61,856	—	0.0%	—	0.0%
ACL on off-balance sheet credit exposures	26,003	27,951	26,561	(1,948)	-7.0%	(558)	-2.1%
Operating lease liabilities	36,819	36,250	37,917	569	1.6%	(1,098)	-2.9%
Other liabilities	171,419	195,965	179,286	(24,546)	-12.5%	(7,867)	-4.4%
Total liabilities	16,858,179	16,803,534	16,274,976	54,645	0.3%	583,203	3.6%
Common stock	12,226	12,296	12,651	(70)	-0.6%	(425)	-3.4%
Capital surplus	62,051	81,951	143,001	(19,900)	-24.3%	(80,950)	-56.6%
Retained earnings	2,082,304	2,041,055	1,914,277	41,249	2.0%	168,027	8.8%
Accumulated other comprehensive income (loss), net of tax	(27,436)	(13,625)	(48,702)	(13,811)	n/m	21,266	43.7%
Total shareholders' equity	2,129,145	2,121,677	2,021,227	7,468	0.4%	107,918	5.3%
Total liabilities and equity	$18,987,324	$18,925,211	$18,296,203	$62,113	0.3%	$691,121	3.8%

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
INCOME STATEMENTS	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Interest and fees on LHFS & LHFI-fully taxable equivalent (FTE)	$205,117	$211,716	$201,929	$(6,599)	-3.1%	$3,188	1.6%
Interest on securities	26,781	26,587	26,056	194	0.7%	725	2.8%
Other interest income	3,147	3,967	3,846	(820)	-20.7%	(699)	-18.2%
Total interest income-FTE	235,045	242,270	231,831	(7,225)	-3.0%	3,214	1.4%
Interest on deposits	62,719	67,696	67,718	(4,977)	-7.4%	(4,999)	-7.4%
Interest on fed funds purchased and repurchases	3,975	4,089	4,298	(114)	-2.8%	(323)	-7.5%
Other interest expense	4,817	4,659	5,076	158	3.4%	(259)	-5.1%
Total interest expense	71,511	76,444	77,092	(4,933)	-6.5%	(5,581)	-7.2%
Net interest income-FTE	163,534	165,826	154,739	(2,292)	-1.4%	8,795	5.7%
Provision for credit losses (PCL), LHFI	4,688	(550)	8,125	5,238	n/m	(3,437)	-42.3%
PCL, off-balance sheet credit exposures	(1,948)	1,765	(2,831)	(3,713)	n/m	883	-31.2%
Net interest income after provision-FTE	160,794	164,611	149,445	(3,817)	-2.3%	11,349	7.6%
Service charges on deposit accounts	10,654	11,184	10,636	(530)	-4.7%	18	0.2%
Bank card and other fees	7,988	8,646	7,664	(658)	-7.6%	324	4.2%
Mortgage banking, net	8,934	7,527	8,771	1,407	18.7%	163	1.9%
Wealth management	10,393	11,133	9,543	(740)	-6.6%	850	8.9%
Other, net	4,376	2,745	5,970	1,631	59.4%	(1,594)	-26.7%
Total noninterest income	42,345	41,235	42,584	1,110	2.7%	(239)	-0.6%
Salaries and employee benefits	74,242	75,079	68,492	(837)	-1.1%	5,750	8.4%
Services and fees	27,944	27,369	26,247	575	2.1%	1,697	6.5%
Net occupancy-premises	7,826	7,835	7,385	(9)	-0.1%	441	6.0%
Equipment expense	6,998	6,878	6,308	120	1.7%	690	10.9%
Other expense	15,149	15,011	15,579	138	0.9%	(430)	-2.8%
Total noninterest expense	132,159	132,172	124,011	(13)	0.0%	8,148	6.6%
Income before income taxes and FTE adjustment	70,980	73,674	68,018	(2,694)	-3.7%	2,962	4.4%
FTE adjustment	2,975	2,940	2,684	35	1.2%	291	10.8%
Income before income taxes	68,005	70,734	65,334	(2,729)	-3.9%	2,671	4.1%
Income taxes	11,890	12,860	11,701	(970)	-7.5%	189	1.6%
Net income	$56,115	$57,874	$53,633	$(1,759)	-3.0%	$2,482	4.6%

Per share data
Basic earnings per share	$0.95	$0.97	$0.88	$(0.02)	-2.1%	$0.07	8.0%
Diluted earnings per share	$0.95	$0.97	$0.88	$(0.02)	-2.1%	$0.07	8.0%
Dividends per share	$0.25	$0.24	$0.24	$0.01	4.2%	$0.01	4.2%

Weighted average shares outstanding
Basic	58,832,130	59,691,343	60,799,984
Diluted	59,067,767	59,950,488	61,049,120
Period end shares outstanding	58,679,730	59,012,423	60,718,411

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

	Quarter Ended			Linked Quarter		Year over Year
NONPERFORMING ASSETS	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Nonaccrual LHFI
Alabama	$11,151	$4,638	$18,633	$6,513	n/m	$(7,482)	-40.2%
Florida	553	442	391	111	25.1%	162	41.4%
Mississippi (1)	76,671	73,045	49,107	3,626	5.0%	27,564	56.1%
Tennessee (2)	2,542	2,396	2,339	146	6.1%	203	8.7%
Texas	5,802	3,870	16,150	1,932	49.9%	(10,348)	-64.1%
Total nonaccrual LHFI	96,719	84,391	86,620	12,328	14.6%	10,099	11.7%
Other real estate
Alabama	1,356	409	271	947	n/m	1,085	n/m
Mississippi (1)	5,033	5,621	4,837	(588)	-10.5%	196	4.1%
Tennessee (2)	927	927	979	—	0.0%	(52)	-5.3%
Texas	—	—	2,261	—	n/m	(2,261)	-100.0%
Total other real estate	7,316	6,957	8,348	359	5.2%	(1,032)	-12.4%
Total nonperforming assets	$104,035	$91,348	$94,968	$12,687	13.9%	$9,067	9.5%

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,745	$5,097	$4,355	$(1,352)	-26.5%	$(610)	-14.0%

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$116,395	$98,939	$71,720	$17,456	17.6%	$44,675	62.3%

	Quarter Ended			Linked Quarter		Year over Year
ACL LHFI	3/31/2026	12/31/2025	3/31/2025	$ Change	% Change	$ Change	% Change
Beginning Balance	$157,071	$165,242	$160,270	$(8,171)	-4.9%	$(3,199)	-2.0%
PCL, LHFI	4,688	(550)	8,125	5,238	n/m	(3,437)	-42.3%
Charge-offs	(3,686)	(9,892)	(3,701)	6,206	62.7%	15	0.4%
Recoveries	2,358	2,271	2,316	87	3.8%	42	1.8%
Net (charge-offs) recoveries	(1,328)	(7,621)	(1,385)	6,293	82.6%	57	4.1%
Ending Balance	$160,431	$157,071	$167,010	$3,360	2.1%	$(6,579)	-3.9%

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(104)	$(426)	$(207)	$322	75.6%	$103	49.8%
Florida	(35)	204	(17)	(239)	n/m	(18)	n/m
Mississippi (1)	(626)	(1,468)	(755)	842	57.4%	129	17.1%
Tennessee (2)	7	(82)	(301)	89	n/m	308	n/m
Texas	(570)	(5,849)	(105)	5,279	n/m	(465)	n/m
Total net (charge-offs) recoveries	$(1,328)	$(7,621)	$(1,385)	$6,293	82.6%	$57	4.1%

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

n/m - percentage changes greater than +/- 100% are considered not meaningful

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

	Quarter Ended
AVERAGE BALANCES	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Securities available for sale	$1,853,316	$1,815,943	$1,740,647	$1,745,924	$1,726,291
Securities held to maturity	1,185,975	1,236,827	1,279,020	1,303,195	1,325,185
Total securities	3,039,291	3,052,770	3,019,667	3,049,119	3,051,476
LHFS (1)	279,444	229,697	216,704	204,973	183,001
LHFI (1)	13,739,423	13,632,256	13,485,334	13,338,532	13,137,275
Other earning assets	369,002	369,748	389,021	414,733	365,505
Total earning assets	17,427,160	17,284,471	17,110,726	17,007,357	16,737,257
ACL LHFI	(156,485)	(161,147)	(167,775)	(166,430)	(159,893)
Other assets	1,648,249	1,609,123	1,627,362	1,605,786	1,624,581
Total assets	$18,918,924	$18,732,447	$18,570,313	$18,446,713	$18,201,945

Interest-bearing demand deposits	$8,088,668	$8,000,614	$7,747,480	$7,682,684	$7,789,239
Savings deposits	976,267	963,759	976,664	989,689	993,232
Time deposits	3,498,295	3,447,188	3,439,180	3,313,420	3,160,134
Total interest-bearing deposits	12,563,230	12,411,561	12,163,324	11,985,793	11,942,605
Fed funds purchased and repurchases	429,778	402,772	419,802	416,104	405,189
Other borrowings	280,608	178,487	283,629	431,861	344,040
Subordinated notes	171,998	160,786	123,831	123,779	123,721
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
Total interest-bearing liabilities	13,507,470	13,215,462	13,052,442	13,019,393	12,877,411
Noninterest-bearing deposits	3,032,730	3,185,575	3,194,587	3,171,796	3,055,333
Other liabilities	235,292	204,636	232,911	214,315	277,647
Total liabilities	16,775,492	16,605,673	16,479,940	16,405,504	16,210,391
Shareholders' equity	2,143,432	2,126,774	2,090,373	2,041,209	1,991,554
Total liabilities and equity	$18,918,924	$18,732,447	$18,570,313	$18,446,713	$18,201,945

(1) During the first quarter of 2026, Trustmark reported the averages for LHFS and LHFI separately. Prior periods have been reclassified accordingly.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

PERIOD END BALANCES	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Cash and due from banks	$526,593	$668,007	$732,826	$634,402	$587,362
Securities available for sale	1,913,835	1,876,830	1,814,245	1,782,092	1,737,462
Securities held to maturity	1,159,676	1,207,454	1,268,459	1,290,572	1,315,053
LHFS	291,122	278,789	228,141	219,649	188,689
LHFI	13,877,971	13,674,233	13,548,156	13,464,780	13,241,469
ACL LHFI	(160,431)	(157,071)	(165,242)	(168,237)	(167,010)
Net LHFI	13,717,540	13,517,162	13,382,914	13,296,543	13,074,459
Premises and equipment, net	227,134	225,658	227,805	228,964	231,202
Mortgage servicing rights	136,796	131,289	131,676	132,702	134,395
Goodwill	334,605	334,605	334,605	334,605	334,605
Other real estate	7,316	6,957	8,325	8,972	8,348
Operating lease right-of-use assets	32,702	32,152	33,012	34,016	33,861
Other assets	640,005	646,308	639,502	653,142	650,767
Total assets	$18,987,324	$18,925,211	$18,801,510	$18,615,659	$18,296,203

Deposits:
Noninterest-bearing	$3,095,696	$3,036,504	$3,321,132	$3,135,435	$3,069,929
Interest-bearing	12,616,812	12,463,280	12,309,842	11,980,426	12,010,775
Total deposits	15,712,508	15,499,784	15,630,974	15,115,861	15,080,704
Fed funds purchased and repurchases	385,000	445,000	420,000	456,326	360,080
Other borrowings	292,532	364,762	208,366	558,654	404,815
Subordinated notes	172,042	171,966	123,867	123,812	123,757
Junior subordinated debt securities	61,856	61,856	61,856	61,856	61,856
ACL on off-balance sheet credit exposures	26,003	27,951	26,186	25,891	26,561
Operating lease liabilities	36,819	36,250	37,100	38,091	37,917
Other liabilities	171,419	195,965	178,893	164,379	179,286
Total liabilities	16,858,179	16,803,534	16,687,242	16,544,870	16,274,976
Common stock	12,226	12,296	12,528	12,585	12,651
Capital surplus	62,051	81,951	123,435	133,195	143,001
Retained earnings	2,082,304	2,041,055	1,997,685	1,955,498	1,914,277
Accumulated other comprehensive income (loss), net of tax	(27,436)	(13,625)	(19,380)	(30,489)	(48,702)
Total shareholders' equity	2,129,145	2,121,677	2,114,268	2,070,789	2,021,227
Total liabilities and equity	$18,987,324	$18,925,211	$18,801,510	$18,615,659	$18,296,203

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands except per share data)
(unaudited)

	Quarter Ended
INCOME STATEMENTS	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Interest and fees on LHFS & LHFI-FTE	$205,117	$211,716	$214,636	$209,077	$201,929
Interest on securities	26,781	26,587	26,625	26,269	26,056
Other interest income	3,147	3,967	4,233	4,734	3,846
Total interest income-FTE	235,045	242,270	245,494	240,080	231,831
Interest on deposits	62,719	67,696	71,065	68,177	67,718
Interest on fed funds purchased and repurchases	3,975	4,089	4,626	4,513	4,298
Other interest expense	4,817	4,659	4,585	5,982	5,076
Total interest expense	71,511	76,444	80,276	78,672	77,092
Net interest income-FTE	163,534	165,826	165,218	161,408	154,739
PCL, LHFI	4,688	(550)	1,390	5,346	8,125
PCL, off-balance sheet credit exposures	(1,948)	1,765	295	(670)	(2,831)
Net interest income after provision-FTE	160,794	164,611	163,533	156,732	149,445
Service charges on deposit accounts	10,654	11,184	11,251	10,585	10,636
Bank card and other fees	7,988	8,646	8,318	8,754	7,664
Mortgage banking, net	8,934	7,527	8,182	8,602	8,771
Wealth management	10,393	11,133	9,798	9,638	9,543
Other, net	4,376	2,745	2,382	2,311	5,970
Total noninterest income	42,345	41,235	39,931	39,890	42,584
Salaries and employee benefits	74,242	75,079	71,508	68,298	68,492
Services and fees	27,944	27,369	28,777	26,998	26,247
Net occupancy-premises	7,826	7,835	7,774	7,507	7,385
Equipment expense	6,998	6,878	6,410	6,206	6,308
Other expense	15,149	15,011	16,464	16,105	15,579
Total noninterest expense	132,159	132,172	130,933	125,114	124,011
Income before income taxes and FTE adjustment	70,980	73,674	72,531	71,508	68,018
FTE adjustment	2,975	2,940	2,777	2,652	2,684
Income before income taxes	68,005	70,734	69,754	68,856	65,334
Income taxes	11,890	12,860	12,967	13,015	11,701
Net income	$56,115	$57,874	$56,787	$55,841	$53,633

Per share data
Basic earnings per share - total	$0.95	$0.97	$0.94	$0.92	$0.88
Diluted earnings per share - total	$0.95	$0.97	$0.94	$0.92	$0.88
Dividends per share	$0.25	$0.24	$0.24	$0.24	$0.24

Weighted average shares outstanding
Basic	58,832,130	59,691,343	60,299,193	60,462,578	60,799,984
Diluted	59,067,767	59,950,488	60,540,158	60,693,515	61,049,120
Period end shares outstanding	58,679,730	59,012,423	60,126,376	60,401,684	60,718,411

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
($ in thousands)
(unaudited)

	Quarter Ended
NONPERFORMING ASSETS	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Nonaccrual LHFI
Alabama	$11,151	$4,638	$3,475	$8,422	$18,633
Florida	553	442	460	437	391
Mississippi (1)	76,671	73,045	62,502	54,015	49,107
Tennessee (2)	2,542	2,396	2,293	2,232	2,339
Texas	5,802	3,870	15,225	15,894	16,150
Total nonaccrual LHFI	96,719	84,391	83,955	81,000	86,620
Other real estate
Alabama	1,356	409	656	772	271
Mississippi (1)	5,033	5,621	5,843	4,860	4,837
Tennessee (2)	927	927	927	1,079	979
Texas	—	—	899	2,261	2,261
Total other real estate	7,316	6,957	8,325	8,972	8,348
Total nonperforming assets	$104,035	$91,348	$92,280	$89,972	$94,968

LOANS PAST DUE OVER 90 DAYS
LHFI	$3,745	$5,097	$4,853	$3,854	$4,355

LHFS-Guaranteed GNMA serviced loans
(no obligation to repurchase)	$116,395	$98,939	$77,859	$75,564	$71,720

	Quarter Ended
ACL LHFI	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Beginning Balance	$157,071	$165,242	$168,237	$167,010	$160,270
PCL, LHFI	4,688	(550)	1,390	5,346	8,125
Charge-offs	(3,686)	(9,892)	(6,775)	(6,380)	(3,701)
Recoveries	2,358	2,271	2,390	2,261	2,316
Net (charge-offs) recoveries	(1,328)	(7,621)	(4,385)	(4,119)	(1,385)
Ending Balance	$160,431	$157,071	$165,242	$168,237	$167,010

NET (CHARGE-OFFS) RECOVERIES
Alabama	$(104)	$(426)	$(3,069)	$(2,331)	$(207)
Florida	(35)	204	2	151	(17)
Mississippi (1)	(626)	(1,468)	(1,520)	(1,647)	(755)
Tennessee (2)	7	(82)	(182)	(258)	(301)
Texas	(570)	(5,849)	384	(34)	(105)
Total net (charge-offs) recoveries	$(1,328)	$(7,621)	$(4,385)	$(4,119)	$(1,385)

(1) Mississippi includes Central and Southern Mississippi Regions.
(2) Tennessee includes Memphis, Tennessee and Northern Mississippi Regions.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
March 31, 2026
(unaudited)

	Quarter Ended
FINANCIAL RATIOS AND OTHER DATA	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Return on average equity	10.62%	10.80%	10.78%	10.97%	10.92%
Return on average tangible equity	12.58%	12.82%	12.84%	13.13%	13.13%
Return on average assets	1.20%	1.23%	1.21%	1.21%	1.19%
Interest margin - Yield - FTE	5.47%	5.56%	5.69%	5.66%	5.62%
Interest margin - Cost	1.66%	1.75%	1.86%	1.86%	1.87%
Net interest margin - FTE	3.81%	3.81%	3.83%	3.81%	3.75%
Efficiency ratio (1)	63.25%	62.69%	61.98%	61.24%	61.77%
Full-time equivalent employees	2,530	2,543	2,539	2,510	2,506

CREDIT QUALITY RATIOS
Net (recoveries) charge-offs / average loans (LHFS + LHFI)	0.04%	0.22%	0.13%	0.12%	0.04%
PCL, LHFI / average loans (LHFS + LHFI)	0.14%	-0.02%	0.04%	0.16%	0.25%
Nonaccrual LHFI / (LHFI + LHFS)	0.68%	0.60%	0.61%	0.59%	0.64%
Nonperforming assets / (LHFI + LHFS)	0.73%	0.65%	0.67%	0.66%	0.71%
Nonperforming assets / (LHFI + LHFS + other real estate)	0.73%	0.65%	0.67%	0.66%	0.71%
ACL LHFI / LHFI	1.16%	1.15%	1.22%	1.25%	1.26%
ACL LHFI-commercial / commercial LHFI	0.88%	0.91%	1.00%	1.07%	1.11%
ACL LHFI-consumer / consumer and home mortgage LHFI	2.09%	1.94%	1.95%	1.83%	1.76%
ACL LHFI / nonaccrual LHFI	165.87%	186.12%	196.82%	207.70%	192.81%
ACL LHFI / nonaccrual LHFI (excl individually analyzed loans)	200.69%	209.18%	239.69%	272.20%	296.41%

CAPITAL RATIOS
Total equity / total assets	11.21%	11.21%	11.25%	11.12%	11.05%
Tangible equity / tangible assets	9.62%	9.61%	9.64%	9.50%	9.39%
Tangible equity / risk-weighted assets	11.44%	11.54%	11.66%	11.41%	11.23%
Tier 1 leverage ratio	10.19%	10.18%	10.26%	10.15%	10.11%
Common equity tier 1 capital ratio	11.70%	11.72%	11.88%	11.70%	11.63%
Tier 1 risk-based capital ratio	12.09%	12.11%	12.27%	12.09%	12.03%
Total risk-based capital ratio	14.37%	14.41%	14.33%	14.15%	14.10%

STOCK PERFORMANCE
Market value-Close	$42.14	$38.95	$39.60	$36.46	$34.49
Book value	$36.28	$35.95	$35.16	$34.28	$33.29
Tangible book value	$30.58	$30.28	$29.60	$28.74	$27.78

(1) See Note 7 - Non-GAAP Financial Measures in the Notes to Consolidated Financials for Trustmark’s efficiency ratio calculation.

See Notes to Consolidated Financials

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 1 – Subordinated Notes Payable

During the fourth quarter of 2025, Trustmark agreed to issue and sell $175.0 million aggregate principal amount of its 6.00% Fixed-to-Floating Rate Subordinated Notes (the Notes) due December 1, 2035. The Notes were sold at an underwriting discount of 1.1%, resulting in net proceeds to Trustmark of $173.1 million before deducting offering expenses. Trustmark used the net proceeds from the offering, after the payment of offering expenses, to repay the existing $125.0 million of aggregate principal amount of its outstanding 3.625% Fixed-to-Floating Rate Subordinated Notes due December 1, 2030 plus accrued interest, and for general corporate purposes.

The Notes are unsecured obligations and are subordinated in right of payment to all of Trustmark’s existing and future senior indebtedness, whether secured or unsecured. The Notes are obligations of Trustmark only and are not obligations of, and are not guaranteed by, any of its subsidiaries, including TB. The Notes qualify as Tier 2 capital for Trustmark. The Notes may be redeemed at Trustmark’s option under certain circumstances.

From and including the date of issuance to, but excluding, December 1, 2030 (unless redeemed prior to such date), the Notes bear interest at a rate of 6.00% per year, payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2026. From and including December 1, 2030 to, but excluding, the maturity date (unless redeemed prior to such date), the Notes will bear interest at a floating rate per year equal to the Three-Month Term Secured Overnight Financing Rate (SOFR), plus 260 basis points, payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2031.

At March 31, 2026, the carrying amount of the Notes was $172.0 million.

Note 2 - Securities Available for Sale and Held to Maturity

The following table is a summary of the estimated fair value of securities available for sale and the amortized cost of securities held to maturity:

	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
SECURITIES AVAILABLE FOR SALE
U.S. Treasury securities	$221,733	$208,948	$208,269	$215,679	$212,463
U.S. Government agency obligations	70,255	70,849	70,535	65,800	49,325
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	40,197	38,535	35,806	34,070	28,108
Issued by FNMA and FHLMC	1,214,980	1,187,759	1,126,931	1,109,203	1,090,137
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	366,670	370,739	372,704	357,340	357,429
Total securities available for sale	$1,913,835	$1,876,830	$1,814,245	$1,782,092	$1,737,462

SECURITIES HELD TO MATURITY
U.S. Treasury securities	$30,804	$30,615	$30,421	$30,226	$30,033
Mortgage-backed securities
Residential mortgage pass-through securities
Guaranteed by GNMA	12,733	13,154	14,353	14,750	15,726
Issued by FNMA and FHLMC	359,768	372,311	384,625	398,161	411,454
Other residential mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	90,748	96,667	103,041	109,697	116,969
Commercial mortgage-backed securities
Issued or guaranteed by FNMA, FHLMC, or GNMA	665,623	694,707	736,019	737,738	740,871
Total securities held to maturity	$1,159,676	$1,207,454	$1,268,459	$1,290,572	$1,315,053

At March 31, 2026, the net unamortized, unrealized loss included in accumulated other comprehensive income (loss) in the accompanying balance sheet for securities held to maturity transferred from securities available for sale totaled $34.1 million.

Management continues to focus on asset quality as one of the strategic goals of the securities portfolio, which is evidenced by the investment of 100.0% of the portfolio in U.S. Treasury securities, direct obligations of government agencies and GSE-backed obligations. None of the securities owned by Trustmark are collateralized by assets which are considered sub-prime. Furthermore, outside of stock ownership in the Federal Home Loan Bank of Dallas and Federal Reserve Bank, Trustmark does not hold any other equity investment in a GSE.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 3 – Loan Composition

LHFI consisted of the following during the periods presented:

LHFI BY TYPE	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Loans secured by real estate:
Construction, land development and other land loans	$1,205,698	$1,144,591	$1,241,827	$1,355,223	$1,321,631
Secured by 1-4 family residential properties	3,059,727	3,056,189	3,054,869	3,057,362	2,973,978
Secured by nonfarm, nonresidential properties	3,289,115	3,304,523	3,299,819	3,478,932	3,532,842
Other real estate secured	2,079,222	2,124,272	2,055,712	1,918,341	1,876,459
Commercial and industrial loans	2,166,425	1,999,464	1,903,606	1,832,295	1,765,893
Consumer loans	154,787	159,158	151,287	149,395	154,623
State and other political subdivision loans	1,059,624	1,061,584	1,028,396	961,251	974,300
Other loans and leases	863,373	824,452	812,640	711,981	641,743
LHFI	13,877,971	13,674,233	13,548,156	13,464,780	13,241,469
ACL LHFI	(160,431)	(157,071)	(165,242)	(168,237)	(167,010)
Net LHFI	$13,717,540	$13,517,162	$13,382,914	$13,296,543	$13,074,459

The following table presents the LHFI composition based upon the region where the loan was originated and reflects each region’s diversified mix of loans:

	March 31, 2026
LHFI - COMPOSITION BY REGION	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas
Loans secured by real estate:
Construction, land development and other land loans	$1,205,698	$432,221	$24,466	$190,492	$284,460	$44,329	$229,730
Secured by 1-4 family residential properties	3,059,727	170,843	65,304	—	2,689,304	90,737	43,539
Secured by nonfarm, nonresidential properties	3,289,115	796,976	171,421	93,547	1,478,698	121,168	627,305
Other real estate secured	2,079,222	878,523	1,597	253,465	577,625	7,197	360,815
Commercial and industrial loans	2,166,425	620,026	25,474	366,067	761,833	122,146	270,879
Consumer loans	154,787	19,854	8,308	—	88,778	10,979	26,868
State and other political subdivision loans	1,059,624	53,719	56,720	4,690	826,262	24,172	94,061
Other loans and leases	863,373	26,726	5,551	481,676	251,052	53,458	44,910
Loans	$13,877,971	$2,998,888	$358,841	$1,389,937	$6,958,012	$474,186	$1,698,107

CONSTRUCTION, LAND DEVELOPMENT AND OTHER LAND LOANS BY REGION
Lots	$79,938	$34,874	$7,814	$—	$17,577	$5,427	$14,246
Development	76,513	43,136	—	—	17,087	12,806	3,484
Unimproved land	84,606	18,883	8,543	—	20,936	5,099	31,145
1-4 family construction	319,086	150,642	8,109	18,761	74,445	20,583	46,546
Other construction	645,555	184,686	—	171,731	154,415	414	134,309
Construction, land development and other land loans	$1,205,698	$432,221	$24,466	$190,492	$284,460	$44,329	$229,730

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 3 – Loan Composition (continued)

	March 31, 2026
	Total	Alabama	Florida	Georgia	Mississippi (Central and Southern Regions)	Tennessee (Memphis, TN and Northern MS Regions)	Texas

LOANS SECURED BY NONFARM, NONRESIDENTIAL PROPERTIES BY REGION
Non-owner occupied:
Retail	$267,009	$94,998	$12,768	$19,175	$60,120	$17,395	$62,553
Office	189,305	45,547	17,312	—	84,458	2,668	39,320
Hotel/motel	233,168	124,179	35,644	—	51,837	21,508	—
Mini-storage	198,603	54,524	1,495	33,254	87,583	491	21,256
Industrial & warehouses	540,909	99,311	17,598	41,118	261,223	2,420	119,239
Health care	123,046	104,210	650	—	15,895	305	1,986
Convenience stores	17,595	1,370	365	—	9,895	147	5,818
Nursing homes/senior living	207,248	13,948	—	—	117,068	3,264	72,968
Other	117,528	24,643	8,099	—	51,310	4,305	29,171
Total non-owner occupied loans	1,894,411	562,730	93,931	93,547	739,389	52,503	352,311

Owner-occupied:
Office	149,050	48,029	27,825	—	40,408	10,162	22,626
Churches	42,453	9,506	3,345	—	23,785	2,586	3,231
Industrial & warehouses	236,278	16,402	7,058	—	70,500	9,668	132,650
Health care	118,612	4,633	14,248	—	90,002	2,093	7,636
Convenience stores	96,171	5,369	2,721	—	55,399	—	32,682
Retail	76,286	11,220	13,078	—	38,374	6,865	6,749
Restaurants	69,185	2,399	2,395	—	34,569	23,879	5,943
Auto dealerships	29,426	1,455	137	—	14,544	13,290	—
Nursing homes/senior living	450,762	119,421	—	—	305,562	—	25,779
Other	126,481	15,812	6,683	—	66,166	122	37,698
Total owner-occupied loans	1,394,704	234,246	77,490	—	739,309	68,665	274,994
Loans secured by nonfarm, nonresidential properties	$3,289,115	$796,976	$171,421	$93,547	$1,478,698	$121,168	$627,305

Note 4 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities

The following table illustrates the yields on earning assets by category as well as the costs of interest-bearing liabilities on a tax equivalent basis. The cost of total deposits includes both interest-bearing deposits and noninterest-bearing deposits. The net interest margin, which equals reported net interest income-FTE, annualized, as a percent of average earning assets, is also presented in the table below.

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Securities – total	3.57%	3.46%	3.50%	3.46%	3.46%
LHFI & LHFS	5.93%	6.06%	6.21%	6.19%	6.15%
Other earning assets	3.46%	4.26%	4.32%	4.58%	4.27%
Total earning assets	5.47%	5.56%	5.69%	5.66%	5.62%

Interest-bearing deposits	2.02%	2.16%	2.32%	2.28%	2.30%
Fed funds purchased & repurchases	3.75%	4.03%	4.37%	4.35%	4.30%
Other borrowings	3.80%	4.61%	3.88%	3.89%	3.89%
Total interest-bearing liabilities	2.15%	2.29%	2.44%	2.42%	2.43%

Total Deposits	1.63%	1.72%	1.84%	1.80%	1.83%

Net interest margin	3.81%	3.81%	3.83%	3.81%	3.75%

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 4 – Yields on Earning Assets and Costs of Interest-Bearing Liabilities (continued)

The net interest margin remained flat when compared to the fourth quarter of 2025, totaling 3.81% for the first quarter of 2026, as the decrease in the yield for the loans held for investment and held for sale portfolio was offset by the increase in the yield on the securities portfolio and the decrease in the costs of interest-bearing liabilities.

Note 5 – Mortgage Banking

Trustmark utilizes a portfolio of exchange-traded derivative instruments, such as Treasury note futures contracts and option contracts, to achieve a fair value return that offsets the changes in fair value of mortgage servicing rights (MSR) attributable to interest rates. These transactions are considered freestanding derivatives that do not otherwise qualify for hedge accounting under generally accepted accounting principles (GAAP). Changes in the fair value of these exchange-traded derivative instruments, including administrative costs, are recorded in noninterest income in mortgage banking, net and are offset by the changes in the fair value of the MSR. The MSR fair value represents the present value of future cash flows, which among other things includes decay and the effect of changes in interest rates. Ineffectiveness of hedging the MSR fair value is measured by comparing the change in value of hedge instruments to the change in the fair value of the MSR asset attributable to changes in interest rates and other market driven changes in valuation inputs and assumptions. The impact of this strategy resulted in a net negative hedge ineffectiveness of $96 thousand during the first quarter of 2026.

The following table illustrates the components of mortgage banking revenues included in noninterest income in the accompanying income statements:

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Mortgage servicing income, net	$7,349	$7,342	$7,251	$7,142	$7,161
Change in fair value-MSR from runoff	(3,105)	(4,141)	(3,441)	(3,596)	(2,062)
Gain on sales of loans, net	4,786	4,908	5,230	5,597	4,253
Mortgage banking income before hedge ineffectiveness	9,030	8,109	9,040	9,143	9,352
Change in fair value-MSR from market changes	3,962	(445)	(1,521)	(1,946)	(5,928)
Change in fair value of derivatives	(4,058)	(137)	663	1,405	5,347
Net positive (negative) hedge ineffectiveness	(96)	(582)	(858)	(541)	(581)
Mortgage banking, net	$8,934	$7,527	$8,182	$8,602	$8,771

Note 6 – Other Noninterest Income and Expense

Other noninterest income consisted of the following for the periods presented:

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Partnership amortization for tax credit purposes	$(2,193)	$(2,380)	$(2,385)	$(2,137)	$(2,124)
Increase in life insurance cash surrender value	1,872	1,940	1,945	1,911	1,867
Other miscellaneous income	4,697	3,185	2,822	2,537	6,227
Total other, net	$4,376	$2,745	$2,382	$2,311	$5,970

Trustmark invests in partnerships that provide income tax credits on a Federal and/or State basis (i.e., new market tax credits, low-income housing tax credits and historical tax credits). The income tax credits related to these partnerships are utilized as specifically allowed by income tax law and are recorded as a reduction in income tax expense.

Other noninterest expense consisted of the following for the periods presented:

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
Loan expense	$3,230	$3,425	$3,287	$3,377	$2,792
Amortization of intangibles	—	32	31	32	31
FDIC assessment expense	3,607	3,546	3,935	4,064	4,160
Other real estate expense, net	183	501	1,932	159	452
Other miscellaneous expense	8,129	7,507	7,279	8,473	8,144
Total other expense	$15,149	$15,011	$16,464	$16,105	$15,579

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures

In addition to capital ratios defined by GAAP and banking regulators, Trustmark utilizes various tangible common equity measures when evaluating capital utilization and adequacy. Tangible common equity, as defined by Trustmark, represents common equity less goodwill and identifiable intangible assets. Trustmark’s Common Equity Tier 1 capital includes common stock, capital surplus and retained earnings, and is reduced by goodwill and other intangible assets, net of associated net deferred tax liabilities as well as disallowed deferred tax assets and threshold deductions as applicable.

Trustmark believes these measures are important because they reflect the level of capital available to withstand unexpected market conditions. Additionally, presentation of these measures allows readers to compare certain aspects of Trustmark’s capitalization to other organizations. These ratios differ from capital measures defined by banking regulators principally in that the numerator excludes shareholders’ equity associated with preferred securities, the nature and extent of which varies across organizations. In Management’s experience, many stock analysts use tangible common equity measures in conjunction with more traditional bank capital ratios to compare capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, typically stemming from the use of the purchase accounting method in accounting for mergers and acquisitions.

These calculations are intended to complement the capital ratios defined by GAAP and banking regulators. Because GAAP does not include these capital ratio measures, Trustmark believes there are no comparable GAAP financial measures to these tangible common equity ratios. Despite the importance of these measures to Trustmark, there are no standardized definitions for them and, as a result, Trustmark’s calculations may not be comparable with other organizations. Also, there may be limits in the usefulness of these measures to investors. As a result, Trustmark encourages readers to consider its audited consolidated financial statements and the notes related thereto in their entirety and not to rely on any single financial measure.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands except per share data)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

		Quarter Ended
		3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025
TANGIBLE EQUITY
AVERAGE BALANCES
Total shareholders' equity		$2,143,432	$2,126,774	$2,090,373	$2,041,209	$1,991,554
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	(9)	(49)	(80)	(113)
Total average tangible equity		$1,808,827	$1,792,160	$1,755,719	$1,706,524	$1,656,836

PERIOD END BALANCES
Total shareholders' equity		$2,129,145	$2,121,677	$2,114,268	$2,070,789	$2,021,227
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	(32)	(63)	(95)
Total tangible equity	(a)	$1,794,540	$1,787,072	$1,779,631	$1,736,121	$1,686,527

TANGIBLE ASSETS
Total assets		$18,987,324	$18,925,211	$18,801,510	$18,615,659	$18,296,203
Less: Goodwill		(334,605)	(334,605)	(334,605)	(334,605)	(334,605)
Identifiable intangible assets		—	—	(32)	(63)	(95)
Total tangible assets	(b)	$18,652,719	$18,590,606	$18,466,873	$18,280,991	$17,961,503
Risk-weighted assets	(c)	$15,680,449	$15,483,472	$15,262,807	$15,215,021	$15,024,476

NET INCOME ADJUSTED FOR INTANGIBLE AMORTIZATION
Net income		$56,115	$57,874	$56,787	$55,841	$53,633
Plus: Intangible amortization net of tax		—	24	24	24	24
Net income adjusted for intangible amortization		$56,115	$57,898	$56,811	$55,865	$53,657
Period end common shares outstanding	(d)	58,679,730	59,012,423	60,126,376	60,401,684	60,718,411

TANGIBLE COMMON EQUITY MEASUREMENTS
Return on average tangible equity (1)		12.58%	12.82%	12.84%	13.13%	13.13%
Tangible equity/tangible assets	(a)/(b)	9.62%	9.61%	9.64%	9.50%	9.39%
Tangible equity/risk-weighted assets	(a)/(c)	11.44%	11.54%	11.66%	11.41%	11.23%
Tangible book value	(a)/(d)*1,000	$30.58	$30.28	$29.60	$28.74	$27.78

COMMON EQUITY TIER 1 CAPITAL (CET1)
Total shareholders' equity		$2,129,145	$2,121,677	$2,114,268	$2,070,789	$2,021,227
AOCI-related adjustments		27,436	13,625	19,380	30,489	48,702
CET1 adjustments and deductions:
Goodwill net of associated deferred tax liabilities (DTLs)		(320,753)	(320,754)	(320,754)	(320,755)	(320,756)
Other adjustments and deductions for CET1 (2)		(710)	(253)	(111)	(955)	(2,175)
CET1 capital	(e)	1,835,118	1,814,295	1,812,783	1,779,568	1,746,998
Additional tier 1 capital instruments plus related surplus		60,000	60,000	60,000	60,000	60,000
Tier 1 capital		$1,895,118	$1,874,295	$1,872,783	$1,839,568	$1,806,998

Common equity tier 1 capital ratio	(e)/(c)	11.70%	11.72%	11.88%	11.70%	11.63%

(1)
Calculation = ((net income adjusted for intangible amortization/number of days in period)*number of days in year)/total average tangible equity.
(2)
Includes other intangible assets, net of DTLs, disallowed deferred tax assets (DTAs), threshold deductions and transition adjustments, as applicable.

TRUSTMARK CORPORATION AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIALS
March 31, 2026
($ in thousands)
(unaudited)

Note 7 – Non-GAAP Financial Measures (continued)

Trustmark discloses certain non-GAAP financial measures because Management uses these measures for business planning purposes, including to manage Trustmark’s business against internal projected results of operations and to measure Trustmark’s performance. Trustmark views these as measures of our core operating business, which exclude the impact of the items detailed below, as these items are generally not operational in nature. These non-GAAP financial measures also provide another basis for comparing period-to-period results as presented in the accompanying selected financial data table and the audited consolidated financial statements by excluding potential differences caused by non-operational and unusual or non-recurring items. Readers are cautioned that these adjustments are not permitted under GAAP. Trustmark encourages readers to consider its consolidated financial statements and the notes related thereto in their entirety, and not to rely on any single financial measure.

The following table presents pre-provision net revenue (PPNR) during the periods presented:

	Quarter Ended
	3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025

Net interest income (GAAP)	$160,559	$162,886	$162,441	$158,756	$152,055
Noninterest income (GAAP)	42,345	41,235	39,931	39,890	42,584
Adjusted pre-provision revenue	$202,904	$204,121	$202,372	$198,646	$194,639
Noninterest expense (GAAP)	132,159	132,172	130,933	125,114	124,011
PPNR (Non-GAAP)	$70,745	$71,949	$71,439	$73,532	$70,628

The following table presents Trustmark’s calculation of its efficiency ratio for the periods presented:

			Quarter Ended
			3/31/2026	12/31/2025	9/30/2025	6/30/2025	3/31/2025

Total noninterest expense (GAAP)			$132,159	$132,172	$130,933	$125,114	$124,011
Less:	Other real estate expense, net		(183)	(501)	(1,932)	(159)	(452)
Amortization of intangibles			—	(32)	(31)	(32)	(31)
Charitable contributions resulting in state tax credits			(375)	(333)	(334)	(334)	(334)
Adjusted noninterest expense (Non-GAAP)		(a)	$131,601	$131,306	$128,636	$124,589	$123,194

Net interest income (GAAP)			$160,559	$162,886	$162,441	$158,756	$152,055
Add:	FTE adjustment		2,975	2,940	2,777	2,652	2,684
Net interest income-FTE (Non-GAAP)		(b)	$163,534	$165,826	$165,218	$161,408	$154,739

Noninterest income (GAAP)			$42,345	$41,235	$39,931	$39,890	$42,584
Add:	Partnership amortization for tax credit purposes		2,193	2,380	2,385	2,137	2,124
Adjusted noninterest income (Non-GAAP)		(c)	$44,538	$43,615	$42,316	$42,027	$44,708

Adjusted revenue (Non-GAAP)		(b)+(c)	$208,072	$209,441	$207,534	$203,435	$199,447

Efficiency ratio (Non-GAAP)		(a)/((b)+(c))	63.25%	62.69%	61.98%	61.24%	61.77%